UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2011 (November 14, 2012)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Meeting”) of JDS Uniphase Corporation (the “Company”) was held on November 14, 2012. At the Meeting, the stockholders voted on the following five proposals, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 2, 2012:

Proposal 1: To elect two Class II directors to serve until the 2015 Meeting:

Director	For	Against	Abstain	Broker Non-Votes
Richard Belluzzo	145,874,290	13,953,996	375,664	45,440,383
Harold Covert	145,625,940	14,189,467	388,543	45,440,383

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2013:

For	Against	Abstain
203,378,168	1,225,758	1,044,069

Proposal 3: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
119,219,869	39,231,695	1,752,386	45,440,383

Proposal 4: To approve an amendment to the Company’s Certificate of Incorporation to eliminate the classified structure of the board of directors:

For	Against	Abstain	Broker Non-Votes
159,164,125	755,360	284,465	45,440,383

Proposal 5: To approve amendments to the Company’s Amended and Restated 2003 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
136,617,835	23,204,617	381,498	45,440,383

Item 7.01. Regulation FD Disclosure.

On November 14, 2012, the Board of Directors of the Company (the “Board”) appointed Richard Belluzzo to serve as the Chairperson of the Board and appointed Martin Kaplan to serve as Chairperson of the Governance Committee, in each case effective November 15, 2012.

The information in this Item 7.01, including information incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Andrew Pollack
Andrew Pollack Senior Vice President, General Counsel and Secretary

November 20, 2012

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